Exhibit 10.10

RESTRICTED STOCK GRANT NOTICE

UNDER THE

BLUE BUFFALO PET PRODUCTS, INC.

2015 OMNIBUS INCENTIVE PLAN

Blue Buffalo Pet Products, Inc. (the “Company”), pursuant to its 2015 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of shares of Restricted Stock set forth below. The shares of Restricted Stock are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[Insert Date of Grant]

Number of Shares:	[Insert No. of shares of Restricted Stock Granted]

Transfer Restriction Schedule:	100% of the shares of Restricted Stock granted hereunder shall become transferable on the third anniversary of the Date of Grant (the “Release Date”).

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF SHARES OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN.

BLUE BUFFALO PET PRODUCTS, INC.	PARTICIPANT[1]

By:
Title:

[1]	To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereof.

RESTRICTED STOCK AGREEMENT

UNDER THE

BLUE BUFFALO PET PRODUCTS, INC.

2015 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Agreement (this “Restricted Stock Agreement”) and the Blue Buffalo Pet Products, Inc. 2015 Omnibus Incentive Plan (the “Plan”), Blue Buffalo Pet Products, Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of fully vested shares of Restricted Stock provided in the Grant Notice. The Company may make one or more additional grants of Restricted Stock to the Participant under this Restricted Stock Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional Restricted Stock hereunder and makes no implied promise to grant additional Restricted Stock.

2. Company; Participant.

(a) The term “Company” as used in this Agreement shall include the Company and its subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

3. Non-Transferability. Prior to the Release Date, the shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated , except to Permitted Transferees in accordance with Section 14(b) of the Plan.

4. Rights as Stockholder. The Participant shall have all rights as a stockholder with respect to the shares of Restricted Stock, including with respect to voting rights and rights to dividends and distributions.

5. Notice. Every notice or other communication relating to this Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Chief Human Resources Officer or another officer designated by the Company, and all notices or communications by the Company to the Participant may be given to the

Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

6. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

7. Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

8. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

9. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

10. Legends. All certificates evidencing shares of Restricted Stock issued under this Agreement (to the extent such shares are certificated) shall bear such restrictive legends as are required or deemed advisable by the Company to reflect the non-transferability of such shares prior to the Release Date. Upon the Release Date, the Participant shall be entitled to exchange any such certificate for a certificate representing the same number of shares of Common Stock but without such legend.

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